Exhibit 10.39

Summary of Compensation of Executive Officers
as of October 31, 2006

The Compensation Committee of the Board of Directors determines the compensation of the Chief Executive Officer and other executive officers of the Company, including individual elements of salary, bonus, incentive and equity compensation.  The current annual base salary of the Company’s executive officers is as follows:  Kenneth T. Hern, Chairman and Chief Executive Officer—$60,000; Lewis W. (Jody) Powers, Chief Operating Officer—$125,000; J.D. McGraw, President—$180,000; Leon van Kraayenburg, Vice President-Finance, Secretary and Treasurer—$125,000; Russell Sammons, Vice President-Operations—$125,000; and Richard Talley, President of Biosource America—$125,000.  To date the Compensation Committee has not yet awarded bonuses to any executive officer.  Messrs. van Kraayenburg, Sammons and Talley have employment agreements with the Company and, along with Mr. Powers, are award recipients under the Company’s 2006 Equity Incentive Plan.  Each executive officer is eligible to participate in such employee benefit plans as the Company may provide to employees generally.